Exhibit 4.1.2
GENZYME EUROPE B.V.
Guarantee and Second Supplemental Indenture
     This Guarantee and Second Supplemental Indenture, dated as of December 28, 2010 (this “Guarantee”), is between Genzyme Europe B.V., a company organized under the laws of The Netherlands (the “Guarantor”), Genzyme Corporation, a Massachusetts corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the indenture referred to below (in such capacity, the “Trustee”).
Recitals:
     A. Under an indenture dated as of June 17, 2010, between the Company and the Trustee, as amended and supplemented, including by a First Supplemental Indenture thereto, dated as of June 17, 2010 (collectively, the “Indenture”), the Company has issued $500,000,000 of its 3.625% Senior Notes due 2015 (the “Five-Year Notes”) and $500,000,000 of its 5.000% Senior Notes due 2020 (the “Ten-Year Notes” and, collectively with the Five-Year Notes, the “Securities”). Capitalized terms defined in the Indenture are used herein as so defined.
     B. Although not required by the Indenture, in order to improve the market value of the Securities, the Company has requested that the Guarantor, as its indirect subsidiary, provide a full guarantee of the Securities in exchange for a guarantee fee separately agreed between the Company and the Guarantor.
     C. The Guarantor is willing to satisfy such request and enter into this Guarantee as a supplemental indenture permitted to be entered into without consent of the Holders pursuant to Section 10.1(6) of the Indenture.
Agreement:
     For valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:
Section 1. Guarantee.
     The Guarantor hereby fully and unconditionally guarantees (on a joint and several basis with all other guarantors) to the Trustee, for the benefit of itself, each Holder and their respective successors and assigns, (a) the full and punctual payment of principal of and interest (and premium, if any) on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and (b) the full and punctual performance within applicable grace periods of all other monetary obligations of the Company due and payable under the Indenture and the Securities (the Indenture and the Securities being hereinafter collectively called the “Guaranteed Obligations”); provided, however, that (i) except as provided in clause (ii) below, the Trustee may not make demand upon the Guarantor for payment or performance under this Guarantee until after written demand by the Trustee to the Company for payment of overdue amounts under the Securities or the Indenture (although no pursuit of remedies or other action on the part of the Trustee is required before demand is made by the Trustee on the Guarantor) and (ii) in the event of a receivership, voluntary or involuntary bankruptcy, reorganization, arrangement or other insolvency proceeding involving the Company as debtor, the Trustee may immediately make a demand upon the Guarantor for payment or performance under this Guarantee and shall not be required to make a prior demand, written or otherwise, to the Company for payment of overdue amounts under the Securities or the Indenture. The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor will remain bound under this Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.
     The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including the Subsidiary Guarantors) under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture or the Securities; (d) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (e) any change in the ownership of the Guarantor.
     The Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, and of performance and compliance with all payment obligations when due (and not a guarantee of collection), and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
     The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture or the Securities, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.
     The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest (and premium, if any) on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or the Holders pursuant to the Indenture, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

     The Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations, at which time the Guarantor shall be fully subrogated to the rights of the Holders. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated for the purposes of the Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section. The Guarantor agrees that any right of indemnity, subrogation or contribution it may have under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations.
     The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.
Section 2. [Intentionally Omitted].
Section 3. Successors and Assigns.
     This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Guarantee shall automatically extend to and be vested in such transferee or assignee.
Section 4. No Waiver.
     Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Guarantee shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Guarantee at law, in equity, by statute or otherwise.
Section 5. Modification.
     No modification, amendment, waiver or release of any provision of this Guarantee, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be made in writing with the prior written consent of the Trustee, and, in each case, then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
     No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 6. [Intentionally Omitted]
Section 7. Limitation on Liability.
     Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture or this Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Section 8. [Intentionally Omitted]
Section 9. Choice of Law.
     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
Section 10. Jurisdiction and Venue.
          (a) ANY ACTION OR PROCEEDING RELATING IN ANY WAY TO THIS GUARANTEE MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE, OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE GUARANTOR AND THE COMPANY IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.
          (b) THE GUARANTOR AND THE COMPANY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THE THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 11. Multiple Counterparts.
     The Guarantor may sign multiple counterparts of this Guarantee. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Guarantee.
Section 12. Severability.
     Each provision of this Guaranty shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.
Section 13. Relation to Indenture.
     This Guarantee constitutes a part of the Indenture, the provisions of which (as modified by this Guarantee) shall apply to the series of Securities established by the First Supplemental Indenture to the Indenture, but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.
Section 14. Trust Indenture Act Controls.
     If any provision of this Guarantee limits, qualifies or conflicts with another provision which is required to be included in this Guarantee by the Trust Indenture Act, the required provision shall control. If any provision of this Guarantee modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee as so modified or to be excluded, as the case may be.
Section 15. Effectiveness.
     The Trustee having previously been furnished with an Officer’s Certificate and Opinion of Counsel as contemplated by Section 10.3 of the Indenture, and payment of a supplemental indenture fee of $1,500 and all other amounts now due and payable under the Indenture, the provisions of this Guarantee shall become effective as of the date hereof.
Section 16. Ratification.
     The Indenture, as supplemented and amended by this Guarantee, is in all respects ratified and confirmed. The Indenture and this Guarantee shall be read, taken and construed as one and the same instrument.
Section 17. Trustee Not Responsible for Recitals or Guarantee.
     The recitals contained herein shall be taken as the statements of the Company and the Guarantor, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Guarantee.
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     IN WITNESS WHEREOF, the parties have caused this Guarantee to be duly executed as of the date first above written.

GENZYME EUROPE B.V., as Guarantor

Date: 27 December 2010	By:	/s/ Geoffrey McDonough
Name: Geoffrey McDonough
Title: Chairman, Genzyme BV
Signature Page to Guarantee and Second Supplemental Indenture

GENZYME CORPORATION, as the Company

Date: Dec. 27 2010	By:	/s/ Gail Sullivan
Name: Gail Sullivan
Title: VP and Treasurer
Signature Page to Guarantee and Second Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Date: 12/29/10	By:	/s/ Beth Mellinger
Name: Beth Mellinger
Title: Senior Associate
Signature Page to Guarantee and Second Supplemental Indenture